CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference into the accompanying registration statement on Form S-8, of our report dated January 26, 1998, relating to the October 31, 1997 financial statements of Best Medical Treatment Group, Inc., on Form 10-K for the year ended October 31, 1997.





PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 5, 1998